EXHIBIT 10.2

Amendment No. 1

To The Share Exchange Agreement

March 12, 2008

Sway, Inc.

8313 Greenway Boulevard, Suite 100

Middleton, Wisconsin 53562

Attention: Jason Weaver

Re:	Share Exchange Agreement dated March 7, 2008
(the “Agreement”)

Mr. Weaver:

In furtherance of our discussions on a specific term contained within the referenced Agreement, Clause 2.5 Adherence with Applicable Securities Laws, the Agreement was not correct as to an omission of the agreed upon “leak-out” provision, originally outlined in the Term Letter dated January 29, 2008.

The Parties to the Agreement agree that Clause 2.5 shall be modified to read as follows:

2.5

The Sway Shareholders agree that they are acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

(a)	the sale is to Cornerworld;

(b)	the sale is made pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144 thereunder; or

(c)

the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to Cornerworld an opinion of counsel to that effect or such other written opinion as may be reasonably required by Cornerworld.

Furthermore, the Sway Shareholders agree to a leak-out provision in which during the two-year period following the six month lockup pursuant to Rule 144, they shall refrain from the sale of any Acquisition Shares during any subsequent calendar quarter in excess of 2.5% of the total Acquisition Shares issued to them in connection with this Agreement at the time of such sale.

The Sway Shareholders acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

CORNERWORLD CORPORATION

By: /s/ Scott Beck

Name: Scott Beck

Title: President

SWAY, INC.

By: /s/ Jason Weaver

Name: Jason Weaver

Title: CEO and Chief Marketing Strategist

/s/ Jason Weaver

Jason Weaver

SWAY SHAREHOLDERS

Weaver Family Trust (1,343,840 shares)

By: /s/ Jason Weaver

Jason Weaver, Trustee

By: ____________________

Alexias Weaver, Trustee

OTHER SHAREHOLDERS OF SWAY, INC. FOLLOW

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[Name], [No. of Shares.]

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[Name], [No. of Shares.]

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[Name], [No. of Shares.]

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[Name], [No. of Shares.]